EXHIBIT 99.1

CONTACT:	David J. Dick
Chief Financial Officer & Treasurer
212-590-6200

FD
Leigh Parrish, Jessica Greenberger
212-850-5651; 212-850-5759

dELiA*s, INC. TO REPORT FOURTH QUARTER AND FULL YEAR FISCAL 2010

RESULTS ON MARCH 17, 2011 AND REITERATES PREVIOUS GUIDANCE

New York, NY – March 4, 2011 – dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, intends to release fourth quarter and full year fiscal 2010 results before the market opens on March 17, 2011.

The Company will host a conference call on March 17, 2011 at 10:00 A.M. Eastern Time, which may be accessed live via audio webcast on the Investor Information section of the Company’s website, located at www.deliasinc.com. A replay of the call will be available through April 17, 2011 until 11:59 P.M. (EST) and can be accessed by dialing 888-286-8010 and providing the passcode 36604599. The webcast will also be archived on the Company’s website.

In addition, the Company expects its fiscal 2010 year-end cash, inventory and capital expenditure amounts to be in line with previous guidance.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to consumers through direct mail catalogs, websites, and dELiA*s mall-based specialty retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.